     As filed with the Securities and Exchange Commission on April 12, 1999
                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------

                                  BLUEFLY, INC.
             (Exact name of registrant as specified in its charter)

           NEW YORK                                       13-3612110
(State or other jurisdiction of                (I.R.S. Employer Identification
incorporation or organization)                               No.)

       42 WEST 39TH STREET
       NEW YORK, NEW YORK                                    10018
(Address of Principal Executive                            (Zip Code)
          Offices)

                                ----------------

                      BLUEFLY, INC. 1997 STOCK OPTION PLAN
       COMMON STOCK ISSUED OR ISSUABLE PURSUANT TO EMPLOYEE BENEFIT PLANS
                            (Full title of the plans)

                                ----------------

         E. KENNETH SEIFF                        RICHARD A. GOLDBERG, ESQ.
PRESIDENT AND CHIEF EXECUTIVE OFFICER       SWIDLER BERLIN SHEREFF FRIEDMAN, LLP
           BLUEFLY, INC.                             919 THIRD AVENUE
        42 WEST 39TH STREET                       NEW YORK, NEW YORK 10022
      NEW YORK, NEW YORK 10018                        (212) 758-9500
         (212) 944-8000
(Name, address and telephone number, including area code, of agents for service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
                                                               PROPOSED               PROPOSED
                                                                MAXIMUM                MAXIMUM               AMOUNT OF
     TITLE OF SECURITIES                 AMOUNT             OFFERING PRICE       AGGREGATE OFFERING         REGISTRATION
       TO BE REGISTERED             TO BE REGISTERED         PER SHARE (3)            PRICE (3)                 FEE
                                         (1)(2)
----------------------------------------------------------------------------------------------------------------------------
      Common Stock, par              977,157 shares             $10.02              $9,786,297.75            $2,720.59
     value $.01 per share
==============================  ========================  ===================  =======================  ====================

(1) Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The number of shares available for issuance under the 1997 Stock Option Plan has been increased from 500,000 to 950,000, subject to stockholder approval.

(3) Estimated in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended (the "Act"), solely for the purpose of calculation of the registration fee. The fee was based on the fact that options for 528,375 shares have been granted at a weighted average exercise price of $8.86 and the remaining 448,782 shares are based on the average of the high and low price for shares of common stock, par value $.01 per share, of the Registrant on the Nasdaq SmallCap Market on April 8, 1999 ($11.375).

                                EXPLANATORY NOTES

     We have prepared this Registration Statement in accordance with the requirements of Form S-8 under the Act, to register shares of our common stock, $.01 par value per share ("Common Stock"), issued or issuable pursuant to our 1997 Stock Option Plan (the "Plan") and certain other "employee benefit plans" (as such term is defined in Rule 405 under the Act).

     This Form S-8 includes a Reoffer Prospectus prepared in accordance with
Part I of Form S-3 under the Act. The Reoffer Prospectus may be utilized for reofferings and resales of up to 27,157 shares of Common Stock acquired by Selling Stockholders pursuant to "employee benefit plans."

PROSPECTUS



                                  BLUEFLY, INC.
                                  27,157 Shares
                                  Common Stock
                       ----------------------------------

This Prospectus relates to the offer and sale by certain of our consultants (the "Selling Stockholders") of an aggregate of 27,157 shares of our common stock, par value $.01 per share (the "Common Stock"), which are outstanding. The shares of Common Stock were issued to such consultants in connection with services they performed for us. See "Selling Stockholders" and "Plan of Distribution." The shares of Common Stock offered hereby are sometimes referred to herein as the "Shares."

                       -----------------------------------



Our Common Stock is quoted on:

         The NASDAQ SmallCap Market ("NASDAQ") under the symbol "BFLY" and

         The Boston Stock Exchange (the "BSE") under the symbol "BFL."

On April 8, 1999, the closing price of the Common Stock as reported by NASDAQ was $11.625 per share.

Our address is 42 West 39th Street, New York, New York 10018, and our telephone number is (212) 944- 8000.

We will not receive any of the proceeds from the sale of the Shares offered hereby (this "Offering"). We will pay the expenses of this Offering, estimated at $7,500. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares sold, less the aggregate underwriting or brokerage fees, discounts and commissions and similar selling expenses, if any.

The Selling Stockholders and any intermediaries that sell the Shares may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), with respect to the Shares, and any profits realized or commissions received may be deemed underwriting compensation.



Investing in the Shares involves a high degree of risk. See "Risk Factors" beginning on page 7.

                       -----------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Shares or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this Prospectus is April 12, 1999.

                       -----------------------------------

                                TABLE OF CONTENTS
                                                                          PAGE
Where You Can Find More Information..........................................2
Incorporation of Certain Documents
        by Reference.........................................................3
Cautionary Statement Regarding Forward-Looking Statements....................3
About this Prospectus........................................................4
Prospectus Summary...........................................................5
Risk Factors.................................................................7
The Company.................................................................17
Use of Proceeds ............................................................17
Dividend Policy ............................................................18
Selling Stockholders .......................................................18
Plan of Distribution .......................................................18
Legal Matters ..............................................................19
Experts ....................................................................20


                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and file reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). You may inspect such reports, proxy statements, information statements and other information that we file without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549; and at the Commission's regional offices located at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511, and at Suite 1300, Seven World Trade Center, New York, New York 10048. You can obtain copies of such material from the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549 at prescribed rates. The Commission also has a web site that contains reports, proxy statements, information statements and other information for companies that file electronically with the Commission. The address of such site is (http://www.sec.gov). Our Common Stock is traded on NASDAQ and the BSE and our reports and other information may be inspected at the offices of NASDAQ at 1735 K Street, N.W., Washington, D.C. 20006-1500 and at the BSE at One Boston Place, Boston, MA 02108..

     We have filed a registration statement on Form S-8 (herein together with all amendments thereto, if any, called the "Registration Statement") with the Commission under the Act, with respect to the Shares. This Prospectus does not contain all the information set forth or incorporated by reference in the Registration Statement and the exhibits and schedules relating thereto. The omitted portions are not included as permitted by the rules and regulations of the Commission. For further information on our company and the Shares, you should read the Registration Statement and the exhibits and schedules thereto which may be obtained or examined as described above. Statements in this Prospectus or incorporated by reference as to the contents of any contract or other documents are not necessarily complete and may not contain all information that is important to you, and you should review the referenced material in such instances.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We have previously filed the following documents with the Commission. We are incorporating these documents in this Prospectus, and they are a part of this Prospectus. We are allowed to "incorporate by reference" the information we file with the Commission, which means that we can disclose important information to you by referring you to another document we filed with the Commission. The information incorporated by reference in this Prospectus is an important part of this Prospectus, and information we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the Selling Stockholders sell all of the Shares.

     1. Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998.

     2. The description of the Common Stock contained in the our Registration Statement on Form 8-A filed with the Commission under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     We will provide a copy of the documents referred to above without charge if you request the information from us. However, we may charge you for the cost of providing any exhibits to any of these documents unless we specifically incorporate the exhibits in this Prospectus. You should contact our Chief Financial Officer at Bluefly, Inc., 42 West 39th Street, New York, New York 10018, or by calling such person at (212) 944-8000.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus, including any documents that are incorporated by reference as set forth in "Incorporation of Certain Documents by Reference, " contains "forward-looking statements" within the meaning of Section 27A of the Act and
Section 21E of the Exchange Act. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "will be," "will continue", "will likely result," or words or phrases of similar meaning. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. The risks and uncertainties include, among others, the following: These risks and uncertainties include, but are not limited to the following: the competitive nature of the business and the potential for competitors with greater resources to enter such business; consumer acceptance of the Internet as a medium for purchasing apparel; recent losses and anticipated future losses; the startup nature of the Internet business; the capital intensive nature of such business (taking into account the need for advertising to promote such business); our limited working capital and need for additional financing; risk of litigation for sale of unauthentic or damaged goods; the successful hiring and retaining of personnel; the dependence on third parties and certain relationships for certain services; the dependence on continued growth of online commerce; rapid technological change; year 2000 issues; online commerce security risks; governmental regulation and legal uncertainties; management of potential growth; and unexpected changes in fashion trends.

     See "Risk Factors" and the discussion of our business and description of the various factors that could materially affect our ability to achieve the anticipated results which are included in our periodic reports which are incorporated herein by reference.

                              ABOUT THIS PROSPECTUS

     This Prospectus is part of a Registration Statement we filed with the Commission. You should rely only on the information provided or incorporated by reference in this Prospectus. We have not authorized anyone else to provide you with different information. The Selling Stockholders will not make an offer of these Shares in any State where the offer is not permitted. You should not assume that the information in this Prospectus or any supplement is accurate as of any other date other than the date on the front of such documents.

                               PROSPECTUS SUMMARY

     This summary highlights selected information from this Prospectus and may not contain all of the information that is important to you. To understand the terms of the offering, you should read carefully this entire document. You should also read the documents we have referred you to in the sections entitled "Where You Can Find Additional Information" and "Incorporation of Certain Documents by Reference" for information on our company and our financial statements.

THE COMPANY

     On September 8, 1998, we launched Bluefly.com, an Internet retail store ("Bluefly.com") that sells a wide array of men's, women's, and children's name brand apparel and accessories at 25 to 75% off of retail prices. The e-commerce store also provides information on current trends and other fashion related content. This online outlet store is designed to combine the best traditional retailing practices with innovative and convenient features made possible by the Internet. Our objective is to become the preeminent Internet retailer of excess end-of-season apparel, fashion accessories and home products. To date, we are not aware of any business that has devoted substantial time and resources to developing and promoting the direct-to-consumer market for off-price name brand apparel and accessories. This could be because, until recently, no medium existed that could accommodate both a high volume of traffic and the logistical infrastructure necessary to sell end-of-season and excess apparel inventory directly to customers in an efficient and economical manner.

     We believe that Bluefly.com differentiates itself from traditional brick and mortar off-price retailers by providing what it believes is a higher level of service, convenience and merchandising. The key strategies which we are implementing in our effort to offer this compelling and enjoyable online shopping experience, include:

1.   offering a broad and well merchandised selection of name brand products,
2.   significant discounts to retail prices,
3.   an intuitive shopping experience,
4.   friendly and available customer service,
5.   a graphically rich and pleasing environment,
6.   a liberal return policy, and
7. sophisticated search technology features which allow customers to locate quickly the items which interest them.

     We believe that in our first seven months of operations, Bluefly.com has become a leader on the Internet for name brand off-price apparel and fashion accessories. The Web site now offers approximately 3,400 styles of products from over 90 different top, name brand designers. We have entered into strategic marketing relationships which provides us with a highly targeted, prominent position on seven of the top twelve most visited Web sites or portals (America Online, Excite, Go Network, Lycos, Netcenter, Tripod and Yahoo!), and have been featured in numerous national publications and several television reports.

     In June 1998, we determined to discontinue the operations of our golf sportswear division and devote all of our energy and resources to building Bluefly.com. Until September 1998, we designed, sourced and marketed a full collection of golf sportswear for men under the Pivot Rules brand name. See

"The Company."

     Pivot Rules, Inc., a New York corporation, was incorporated under the laws of the State of New York in 1991 as Pivot Corporation and in 1994 changed its name to Pivot Rules, Inc. In October 1998, we changed our name to Bluefly, Inc. Our executive office is located at 42 West 39th Street, New York, New York 10018 and our telephone number is (212) 944-8000. Our Internet address is www.bluefly.com.

THE OFFERING

Common Stock offered: 27,157 Shares

Use of Proceeds:  We will not receive any of the proceeds from the sale of the
                  Shares hereunder. All proceeds will be received by the Selling Stockholders.

                                  RISK FACTORS

     An investment in the Shares offered hereby is speculative and involves a high degree of risk, including the risk factors described below. You should carefully consider the following risk factors inherent in and affecting our business before making a decision to purchase the Shares being offered hereby.

     LACK OF OPERATING HISTORY OF INTERNET BUSINESS. We initiated the planning of Bluefly.com in March 1998 and launched Bluefly.com on September 8, 1998. Accordingly, we have less than one year of operating history upon which to base an evaluation of our Internet business and our prospects.

     START-UP RISKS. We have incurred and expect to continue to incur significant expenditures in connection with the establishment, expansion and maintenance of Bluefly.com. These expenses include advertising and marketing expenses which are necessary to attract a high volume of traffic to Bluefly.com. We believe that Bluefly.com's success will depend in large part on our ability to:

         o  attract customers to Bluefly.com,
         o provide our customers with outstanding value and a superior shopping experience,
         o achieve sufficient sales volume to realize economies of scale, and
         o successfully coordinate the fulfillment and service of customer orders.

There can be no assurance that we can achieve any of these objectives.

     LIMITED WORKING CAPITAL; NEED FOR ADDITIONAL FINANCING. To date, we have obtained working capital through our initial public offering, proceeds from the exercise of outstanding warrants and underwriter unit purchase options, cash flow from operations, and a letter of credit agreement ("Letter of Credit Agreement") and Retail Collection Factoring Agreement ("Factoring Agreement"), each dated April 28, 1992 and amended November 14, 1997 with Heller Financial, Inc. ("Heller"), to whom we have granted a senior security interest in substantially all of our assets. We anticipate that we will terminate our current credit agreement with Heller in the second quarter of 1999. We anticipate, based on our current plans and assumptions relating to our operations, that the proceeds from the exercise of outstanding warrants, together with existing resources and cash generated from operations, should be sufficient to satisfy our contemplated cash requirements for approximately 12 months after the date of this Prospectus. However, there can be no assurance that we will not require additional financing during such 12-month period.

     We intend to seek additional debt and/or equity financing through a public offering, private placement or otherwise. There can be no assurance that any additional financing or other sources of capital will be available to us upon acceptable terms, if at all. The inability to obtain additional financing when needed would have a material adverse effect on our business, financial condition and operating results.

     RECENT LOSSES; ANTICIPATED FUTURE LOSSES. We incurred a net loss from continuing operations of $2,478,000 in 1998 and a net loss from continuing operations of approximately $469,000 in 1997. We anticipate that losses will continue for the foreseeable future as we incur expenses related to the growth of our business and expend substantial amounts on the development of Bluefly.com and marketing and advertising to build recognition and market share for Bluefly.com.

     COMPETITION. Electronic commerce generally and, in particular, the online retail apparel and fashion accessories market, is a new, dynamic, high growth market and is rapidly changing and intensely competitive. Our competition for online customers comes from a variety of sources including:

         o existing land-based retailers such as The Gap, Nordstrom and Macy's, which are using the Internet to expand their channels of distribution,
         o less established companies such as Cybershop, Inc., Designeroutlet.com and Outletmall.com, which are building their brands online,
         o traditional direct marketers such as Delia's, L.L. Bean, Lands' End, J.Crew and Spiegel's,
         o television direct marketers such as QVC and The Home Shopping Network, and
         o land-based off-price retail stores such as T.J. Maxx, Marshalls and Loehmanns, Inc. which may or may not use the Internet to grow their customer base.

     We expect our competition to intensify, and believe that the list of competitors will grow as apparel and fashion accessory designers begin to use the Internet as a medium to sell directly to customers. Many of our competitors and potential competitors have longer operating histories, larger customer bases, greater brand name recognition and significantly greater financial, marketing and other resources than us. Certain of our competitors may be able to secure merchandise from vendors on more favorable terms, devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing or inventory availability policies and devote substantially more resources to Web site and systems development than us. There can be no assurance that we will be able to compete successfully against competitors and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, prospects, financial condition and results of operations.

     RISK OF LITIGATION. We sell only authentic, high quality name brand products and have instituted procedures to insure that no counterfeit or damaged goods be sold through Bluefly.com. While we believe that these procedures will be effective, the possibility for error exists and therefore we face potential liability for the sale of unauthentic or damaged goods.

     DEPENDENCE ON THIRD PARTIES AND CERTAIN RELATIONSHIPS. We will be heavily dependent upon our relationships with our fulfillment and call center customer service operations as well as delivery companies like United Parcel Service of America, Inc. to service our customers needs. Our business is also generally dependent upon our ability to obtain the services of programmers and Web site designers and other persons and entities necessary for the development and maintenance of Bluefly.com. We are presently negotiating with our fulfillment center to renew our contract which is set to expire on July 15, 1999. If we fail to obtain the services of any such person or entities on satisfactory terms, or at all, or we lose any such relationship, it would have a material adverse impact on our business, prospects, financial condition and results of operations.

     AVAILABILITY OF MERCHANDISE. Although we believe we can establish and maintain relationships with vendors which will offer competitive sources of name brand apparel and fashion accessories for Bluefly.com, there can be no assurance that we will be able to obtain the quantity, selection or brand quality of items which our management believes is necessary. We have no long-term contracts or arrangements with any of our suppliers that guarantee the availability of merchandise or the continuation of particular pricing practices. Our contracts with suppliers typically do not restrict such suppliers from selling products to other buyers. There can be no assurance that our current suppliers will continue to sell products to us on current terms or that we will be able to establish new or otherwise extend current supply relationships to ensure acquisitions of product in a timely and efficient manner and on acceptable commercial terms. Our ability to partner with reputable suppliers, obtain high quality merchandise from those suppliers and the ability of the suppliers to produce, stock and deliver high quality products to our customers is critical to our success. If we are unable to satisfy any of these elements or are unable to develop and maintain relationships with suppliers that would allow us to obtain a sufficient variety and quantity of quality merchandise on acceptable commercial terms, our business, prospects, financial condition and results of operation would be materially, adversely affected.

     UNCERTAIN ACCEPTANCE OF BRAND. We believe that establishing, maintaining and enhancing our brand is a critical aspect of our efforts to attract and expand our online traffic. The number of Internet sites that offer competing services, many of which already have well-established brands in online services or the retail apparel industry generally, increase the importance of establishing and maintaining brand name recognition. Promotion of Bluefly.com will depend largely on our success in providing a high-quality online experience supported by a high level of customer service, which cannot be assured. In addition, to attract and retain online users, and to promote and maintain Bluefly.com in response to competitive pressures, we may find it necessary to increase substantially our financial commitment to creating and maintaining a strong brand loyalty among customers. This will require significant advertising and marketing expenditures. If we are unable to provide high-quality online services or customer support, or otherwise fail to promote and maintain Bluefly.com, or if we incur excessive expenses in an attempt to promote and maintain Bluefly.com, our business, prospects, financial condition and results of operations would be materially adversely affected.

     Our future success, and in particular our revenues and operating results, depend upon our ability to successfully execute several key aspects of our business plan. We must continually increase the dollar volume of transactions booked through Bluefly.com, either by generating significantly higher and continuously increasing levels of traffic to Bluefly.com or by increasing the percentage of visitors to our online sites who purchase products, or through some combination thereof. We must also achieve a high level of repeat purchasers. In addition, we must deliver a high level of customer service and compelling content. Although we have established relationships with portal companies such as Go Network, America Online, AtHome Networks, Excite, Lycos, and Yahoo!, there can be no assurance that these relationships can be maintained or that they will be effective in increasing:

         o  the dollar volume of products purchased through Bluefly.com,
         o  traffic to Bluefly.com,
         o  the percentage of visitors who purchase products, or
         o  the number of repeat purchasers.

     The failure to do one or more of the foregoing would likely have a material adverse effect on our business, prospects, financial condition and results of operations.

     RISK OF CAPACITY CONSTRAINTS; RELIANCE ON INTERNALLY DEVELOPED SYSTEMS; SYSTEM DEVELOPMENT RISKS. A key element of our strategy is to generate a high volume of traffic on, and use of, Bluefly.com. Accordingly, the satisfactory performance, reliability and availability of Bluefly.com, transaction-processing systems and network infrastructure are critical to our reputation and our ability to attract and retain customers, as well as maintain adequate customer service levels. Our revenues will depend on the number of visitors who shop on Bluefly.com and the volume of orders it will fulfill. Any system interruptions that result in the unavailability of Bluefly.com or reduced order fulfillment performance would reduce the volume of goods sold and the attractiveness of our product and service offerings and could also adversely affect consumer perception of our brand name. We may experience periodic system interruptions from time to time. If there is a substantial increase in the volume of traffic on Bluefly.com or the number of orders placed by customers, we will be required to expand and upgrade further our technology, transaction-processing systems and network infrastructure. There can be no assurance that we will be able to accurately project the rate or timing of increases, if any, in the use of Bluefly.com or expand and upgrade our systems and infrastructure to accommodate such increases on a timely basis.

     INFRASTRUCTURE NECESSARY TO SUPPORT EXPLOSIVE GROWTH OF INTERNET. The Internet and other online services may not be accepted as a viable commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. To the extent that the Internet and other online services continue to experience significant growth in the number of users, their frequency of use or an increase in their bandwidth requirements, there can be no assurance that the infrastructure for the Internet and other online services will be able to support the demands placed upon them. In addition, the Internet or other online services could lose their viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet or other online service activity, or due to increased governmental regulation. Changes in or insufficient availability of telecommunications services to support the Internet or other online services also could result in slower response times and adversely affect usage of the Internet and other online services generally and Bluefly.com in particular. If use of the Internet and other online services does not continue to grow or grows more slowly than expected, if the infrastructure for the Internet and other online services does not effectively support growth that may occur, or if the Internet and other online services do not become a viable commercial marketplace, our business, prospects, financial condition and results of operations would be materially adversely affected.

     RAPID TECHNOLOGICAL CHANGE. To remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of Bluefly.com. The online commerce industry is characterized by:

         o  rapid technological change,
         o  changes in user and customer requirements and preferences,
         o frequent new product and service introductions embodying new technologies, and
         o  the emergence of new industry standards and practices.

Each of these characteristics could render Bluefly.com and proprietary technology and systems obsolete. Our future success will depend, in part, on our ability to license leading technologies useful in our business, enhance our existing services, develop new services and technologies that address the increasingly sophisticated and varied needs of our prospective customers, and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. The development of a Web site and other proprietary technology entails significant technical and business risks. There can be no assurance that we will successfully use new technologies effectively or adapt Bluefly.com, proprietary technology and transaction-processing systems to customer requirements or emerging industry standards. If we are unable, for technical, legal, financial or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, our business, prospects, financial condition and results of operations would be materially adversely affected.

     DEPENDENCE ON CONTINUED GROWTH OF ONLINE COMMERCE. Our future revenues and any future profits will be dependent upon the widespread acceptance and use of the Internet and other online services as an effective medium of commerce by consumers. Rapid growth in the use of and interest in the Web, the Internet and other online services is a recent phenomenon, and there can be no assurance that acceptance and use will continue to develop or that a sufficiently broad base of consumers will adopt, and continue to use, the Internet and other online services as a medium of commerce and, in particular, online apparel commerce. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty and there exist few proven services and products. We rely, and will continue to rely, on consumers who have historically used traditional means of commerce to purchase merchandise. Our success depends on consumer acceptance and utilization of novel ways of conducting business and exchanging information.

     UNCERTAIN ABILITY TO OBTAIN AND PROTECT PROPRIETARY INFORMATION. Our intellectual property is critical to our success, and we rely on trademark, copyright, and trade secret protection to protect our proprietary rights. We are pursuing the registration of the "Bluefly," "The Outlet Store in Your Home," and "MyCatelog" service marks in the United States and abroad and are considering the possibility of patenting our "MyCatelog" proprietary technology. Effective trademark, copyright and trade secret protection may not be available in every country in which our products will be available. We intend to effect appropriate registrations internationally and domestically as we expand our operations. There can be no assurance that the United States or foreign jurisdictions will afford us any protection for our intellectual property. There also can be no assurance that any of our intellectual property rights will not be challenged, invalidated or circumvented, or that our intellectual property rights will provide us with any competitive advantage. We could also incur substantial costs in asserting our intellectual property or proprietary rights against others, including any such rights obtained from third parties, and/or defending any infringement suits brought against us.

     Although we have entered into confidentiality and invention agreements with many of our employees and consultants, there can be no assurance that these agreements will be honored or that the we will be able to protect our rights to our unpatented trade secrets and know-how effectively. Moreover, there can be no assurance that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how. In addition, we may be required to obtain licenses to certain intellectual property or other proprietary rights from third parties. There can be no assurance that any such licenses or proprietary rights would be made available to us under acceptable terms, if at all. If we do not obtain required licenses or proprietary rights, we could encounter delays in product development or find that we cannot develop or sell products requiring such licenses.

     YEAR 2000 ISSUES. Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field and cannot distinguish 21st century dates from 20th century dates. These date code fields will need to distinguish 21st century dates from 20th century dates and, as a result, many companies' software and computer systems may need to be upgraded or replaced in order to comply with such "Year 2000" requirements. We will be interacting with certain computer programs in connection with credit card transactions, fulfillment operations, and programs used by our vendors and suppliers which could lose functionality in the Year 2000. We believe that our significant business, accounting and operations software are Year 2000 compliant ("Compliant"). We expect the costs we incur, if any, to achieve Year 2000 compliance will be immaterial. Given that we believe that we are currently Compliant, we have not prepared a contingency plan and do not currently believe that a contingency plan is necessary. However, we cannot guarantee that all of the other companies with which we interact have taken the Year 2000 problem into account or have otherwise updated their programs. The costs of assessing such compliance are expected to be minimal. In the event that the companies with which we interact are unable to certify that they will be Compliant by early 1999 or if such companies are unable to certify that their failure to be Year 2000 compliant will not adversely affect us, we will be reviewing our alternatives with respect to other companies. There can be no assurance that we will be able to find other companies with which to interact which are acceptable to us. In addition, although we believe we are adequately addressing our Year 2000 issues, there can be no assurance that unanticipated or undiscovered compliance problems with regard to us or the companies with which we interact will not have a material adverse effect on our business, prospects, financial condition and results of operations.

     ONLINE COMMERCE SECURITY RISKS. A fundamental requirement for online commerce and communications is the secure transmission of confidential information over public networks. We rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information, such as customer credit card numbers. In addition, we intend to maintain an extensive confidential database of customer profiles and transaction information. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments will not result in a compromise or breach of the algorithms we use to protect customer transaction and personal data contained in our customer database. If any such compromise of our security were to occur, it could have a material adverse effect on our reputation, business, operating results and financial condition. A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. Concerns over the security of transactions conducted on the Internet and commercial online services and the privacy of users may also inhibit the growth of the Internet and commercial online services, especially as a means of conducting commercial transactions. To the extent that our activities or activities of third-party contractors involve the storage and transmission of proprietary information, such as credit card numbers or other personal information, security breaches could expose us to a risk of loss or litigation and possible liability. There can be no assurance that our security measures will prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on our business, operating results and financial condition.

     UNCERTAINTIES IN APPAREL MARKET; UNEXPECTED CHANGES IN FASHION TRENDS. The apparel industry historically has been subject to substantial cyclical variations. We and other apparel vendors rely on the expenditure of discretionary income for most, if not all, sales. Any downturn, whether real or perceived, in economic conditions or prospects could adversely affect consumer spending habits and our business, financial condition and operating results. Fashion trends can change rapidly, and our business is sensitive to such changes. There can be no assurance that we will accurately anticipate shifts in fashion trends and adjust our merchandise mix to appeal to changing consumer tastes in a timely manner. If we misjudge the market for our products or are unsuccessful in responding to changes in fashion trends or in market demand, we could experience insufficient or excess inventory levels or higher markdowns, either of which would have a material adverse effect on our business, financial condition and results of operations.

     RISKS ASSOCIATED WITH ENTRY INTO NEW BUSINESS AREAS. We may choose to expand our operations by:

         o  developing new Web sites,
         o  promoting new or complementary products or sales formats,
         o expanding the breadth and depth of products and services offered,
         o expanding our market presence through relationships with third parties, or
         o  adopting non-Internet based channels for distributing our products.

     Expansion of our operations in this manner would require significant additional expenses and development, operations and editorial resources and would strain our management, financial and operational resources. Although we have no present understanding, commitments or agreements with respect to any material acquisitions or investments, we may pursue the acquisition of new or complementary businesses, products or technologies. There can be no assurance that we would be able to expand our efforts and operations in a cost-effective or timely manner or that any such efforts would increase overall market acceptance. Furthermore, any new business or Web site (including Bluefly.com) we launch that is not favorably received by consumer or trade customers could damage our reputation. The lack of market acceptance of such efforts or our inability to generate satisfactory revenues from such expanded services or products could have a material adverse effect on our business, prospects, financial condition and results of operations.

     GOVERNMENTAL REGULATION AND LEGAL UNCERTAINTIES. We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally, and laws or regulations directly applicable to online commerce. However, it is possible that a number of laws and regulations may be adopted that would apply to the Internet and other online services. Furthermore, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand for our products and services and increase our cost of doing business, or otherwise have a material adverse effect on our business, prospects, financial condition and results of operations.

     Moreover, the applicability to the Internet of existing laws in various jurisdictions governing issues such as property ownership, sale and other taxes, libel and personal privacy is uncertain and may take years to resolve. For example, tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in online commerce, and new state tax regulations may subject us to additional state sales and income taxes. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and online commerce could have a material adverse effect on our business, prospects, financial condition and results of operations. For example, major U.S.-based online services (and personnel) have been challenged by German authorities for making certain content accessible in Germany. If we were alleged to have violated federal, state or foreign, civil or criminal law, even if we could successfully defend such claims, it could have a material adverse effect on our business, prospects, financial condition and results of operations.

     SALES AND OTHER TAXES. We do not currently collect sales or other similar taxes in respect of shipments of goods into states other than Massachusetts and New York. However, one or more states may seek to impose sales tax collection obligations on out-of-state companies such as our company which engage in online commerce. In addition, any new operation in states outside Massachusetts and New York could subject shipments into such states to state sales taxes under current or future laws. A successful assertion by one or more states or any foreign country that we should collect sales or other taxes on the sale of merchandise could have a material adverse effect on our business, prospects, financial condition and results of operations.

     RISKS ASSOCIATED WITH INTERNATIONAL SALES AND OPERATIONS. International sales are subject to inherent risks, including:

         o  unexpected changes in regulatory requirements and tariffs,
         o  difficulties in staffing and managing foreign operations,
         o  longer payment cycles,
         o  greater difficulty in accounts receivable collection,
         o  potentially adverse tax consequences,
         o  price controls, or
         o other restrictions on foreign currency and difficulties in obtaining export and import licenses.

To the extent we develop significant revenues from international sales, gains and losses on the conversion of foreign payments into U.S. dollars may contribute to fluctuations in our results of operations and fluctuating exchange rates could cause reduced gross revenues and/or gross margins from dollar-denominated international sales. Although we have not experienced any material adverse impact to date from fluctuations in foreign currencies, there can be no assurance that we will not experience a material adverse impact on our financial condition and results of operations from fluctuations in foreign currencies in the future.

     SEASONALITY AND QUARTERLY FLUCTUATIONS; COST OF RETURNS. Historically, our sales and operating results in our retail division fluctuated by quarter, with most sales occurring in our second and fourth quarters. We expect to experience significant fluctuations in future quarterly operating results due to the establishment of Bluefly.com. We expect that our Internet business will be subject to seasonal fluctuations affecting apparel vendors generally as well as to the slowdown of Internet usage during the summer months. We recognize that remote purchases of apparel and fashion accessories may be subject to higher return rates than traditional store bought merchandise. We have established a liberal return policy in order to accommodate our customers and overcome any hesitancy they may have with remote purchasing. If return rates are higher than expected, our business, prospects, financial condition and results of operations could be materially adversely affected.

     MANAGEMENT OF POTENTIAL GROWTH. We intend to expand our Internet operations substantially. This expansion may place a significant strain on our management, operations and financial resources. To manage the expected growth of our operations and personnel, we will be required to improve existing, and implement new, transaction-processing, operational and financial systems, procedures and controls. We may also be required to expand our finance, marketing, administrative and operations staff. Further, our management will be required to maintain and expand our relationships with:

         o  various manufacturers,
         o  distributors,
         o  freight companies,

         o  fulfillment and customer service entities,
         o  other Web sites, and
         o  other third parties necessary to our operations.

There can be no assurance that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations, that management will be able to hire, train, retain, motivate and manage required personnel or that our management will be able to successfully identify, manage and exploit existing and potential market opportunities. If we are unable to manage growth effectively, our business, prospects, financial condition and results of operations would be materially adversely affected.

     DEPENDENCE ON KEY PERSONNEL. We believe our success will depend to a significant extent on the efforts and abilities of our executive officers. We have entered into employment agreements with Mr. Seiff, Mr. Barry, and Mr. Morris which expire on January 1, 2000. July 13, 2002 and July 31, 2002, respectively. The loss of the services of Mr. Seiff, Mr. Barry or Mr. Morris could have a material adverse effect on our business, prospects, financial condition and results of operations. We maintain a $1.2 million key person life insurance policy on the life of Mr. Seiff. Our operations will also depend to a great extent on our ability to attract new key personnel with Internet experience and retain existing key personnel in the future. The market for personnel with Internet experience is extremely competitive. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our business, prospects, financial condition and results of operations.

     LIABILITY FOR INTERNET CONTENT. As a distributor of Internet content, we face potential liability for negligence, copyright, patent, trademark, defamation, indecency and other claims based on the nature and content of the materials that we broadcast. Such claims have been brought, and sometimes successfully pressed, against Internet content distributors. In addition, we could be exposed to liability for content or unauthorized duplication or broadcast of content. Although we maintain general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed. In addition, although we intend to generally require our content providers to indemnify us for such liability, such indemnification may be inadequate. Any imposition of liability that is not covered by our insurance, is in excess of our insurance coverage or is not covered by an indemnification by a content provider could have a material adverse effect on our business, financial condition and results of operations.

     DIVIDENDS UNLIKELY. We have never declared or paid cash dividends on the Common Stock and do not intend to pay such dividends in the foreseeable future. The payment of dividends in the future will be at the discretion of our Board of Directors.

     NO ASSURANCE OF PUBLIC MARKET. Although the Common Stock is quoted on the NASDAQ and the BSE, there can be no assurance that we will, in the future, be able to meet all requirements for continued quotation thereon. In the absence of an active trading market or if the Common Stock cannot be traded on the NASDAQ or the BSE, the Common Stock could instead be traded on the Electronic Bulletin Board or in the "Pink Sheets." In such event, the liquidity and stock price in the secondary market may be adversely affected. In addition, in the event the Common Stock was delisted, broker-dealers have certain regulatory burdens imposed upon them which may discourage broker-dealers from effecting transactions in the Common Stock, further limiting the liquidity thereof.

     SHARES ELIGIBLE FOR FUTURE SALE. As of March 31, 1999, we had
4,848,831 shares of Common Stock outstanding, of which 729,897 shares are "Restricted Securities" as that term is defined under Rule 144 promulgated under the Act. We are unable to predict the effect that sales made under Rule 144 or otherwise may have on the market price of the Common Stock prevailing at the time of any such sales.

     EFFECT OF OUTSTANDING WARRANTS AND OPTIONS. As of March 31, 1999, there were outstanding options to purchase 528,375 shares of Common Stock issued under the Plan and a purchase option issued to one of the underwriters of our initial public offering, which entitles certain holders to purchase 13,850 warrants and 13,850 shares of Common Stock (the "Purchase Option"). The exercise of such outstanding options and the Purchase Option (and the warrants included therein) will dilute the then-existing shareholders' percentage ownership of our stock, and any sales in the public market of Common Stock underlying such securities could adversely affect prevailing market prices for the Common Stock. Moreover, the terms upon which we would be able to obtain additional equity capital could be adversely affected since the holders of such securities can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on more favorable terms than those provided by such securities. In addition, we have granted certain demand and piggyback registration rights to the underwriters of our initial public offering with respect to the securities issuable upon exercise of the Purchase Option.

     ANTI-TAKEOVER MATTERS; POTENTIAL ADVERSE EFFECT OF FUTURE ISSUANCES OF AUTHORIZED PREFERRED STOCK. Our Restated Certificate of Incorporation ("Restated Certificate") and by-laws, as amended and restated ("Restated By-Laws"), contain certain provisions that may delay, defer or prevent a takeover. Our Board of Directors has the authority to issue up to 2,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"), and to determine the price, rights, preferences and restrictions, including voting rights, of those shares, without any further vote or action by the shareholders. Accordingly, our Board of Directors is empowered, without shareholder approval, to issue Preferred Stock, for any reason and at any time, with such rates of dividends, redemption provisions, liquidation preferences, voting rights, conversion privileges and other characteristics as they may deem necessary. The rights of holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any Preferred Stock that may be issued in the future. In addition, the Restated Certificate and Restated By-Laws include provisions establishing a classified Board of Directors.

     LIMITED LIABILITY OF DIRECTORS. As permitted by the New York Business Corporation Law (the "BCL"), the Restated Certificate limits the personal liability of a director to us and our shareholders for monetary damages for breach of duty as a director except in certain circumstances. Accordingly, except in such circumstances, our directors will not be liable to us or our shareholders for breach of such duty.

                                   THE COMPANY

     On September 8, 1998, we launched Bluefly.com, an Internet retail store that sells a wide array of men's, women's, and children's name brand apparel and accessories at 25 to 75% off of retail prices. The e-commerce store also provides information on current trends and other fashion related content. This online outlet store is designed to combine the best traditional retailing practices with innovative and convenient features made possible by the Internet. Our objective is to become the preeminent Internet retailer of excess end-of-season apparel, fashion accessories and home products. To date, we are not aware of any business that has devoted substantial time and resources to developing and promoting the direct-to-consumer market for off-price name brand apparel and accessories. This could be because, until recently, no medium existed that could accommodate both a high volume of traffic and the logistical infrastructure necessary to sell end-of-season and excess apparel inventory directly to customers in an efficient and economical manner.

     We believe that Bluefly.com differentiates itself from traditional brick and mortar off-price retailers by providing what it believes is a higher level of service, convenience and merchandising. The key strategies which we are implementing in our effort to offer this compelling and enjoyable online shopping experience, include:

1.  offering a broad and well merchandised selection of name brand products,
2.  significant discounts to retail prices,
3.  an intuitive shopping experience,
4.  friendly and available customer service,
5.  a graphically rich and pleasing environment,
6.  a liberal return policy, and
7. sophisticated search technology features which allow customers to locate quickly the items which interest them.

     We believe that in our first seven months of operations, Bluefly.com has become a leader on the Internet for name brand off-price apparel and fashion accessories. The Web site now offers approximately 3,400 styles of products from over 90 different top, name brand designers. We have entered into strategic marketing relationships which provides us with a highly targeted, prominent position on seven of the top twelve most visited Web sites or portals (America Online, Excite, Go Network, Lycos, Netcenter, Tripod and Yahoo!), and have been featured in numerous national publications and several television reports.

     In June 1998, we determined to discontinue the operations of our golf sportswear division and devote all of our energy and resources to building Bluefly.com. Until September 1998, we designed, sourced and marketed a full collection of golf sportswear for men under the Pivot Rules brand name.

     Pivot Rules, Inc., a New York corporation, was incorporated under the laws of the State of New York in 1991 as Pivot Corporation and in 1994 changed its name to Pivot Rules, Inc. In October 1998, we changed our name to Bluefly, Inc. Our executive office is located at 42 West 39th Street, New York, New York 10018 and our telephone number is (212) 944-8000. Our Internet address is www.bluefly.com.


                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the Shares hereunder. All proceeds will be received by the Selling Stockholders.

                                 DIVIDEND POLICY

     We have not historically declared cash dividends on the Common Stock. We intend to retain earnings to finance the development and growth of our business. Accordingly, we do not anticipate that any cash dividends will be declared on the Common Stock for the foreseeable future. Future payment of cash dividends, if any, will depend upon our financial condition, results of operations, business conditions, capital requirements, restrictions contained in agreements, future prospects and other factors deemed relevant by our Board of Directors.

                              SELLING STOCKHOLDERS

     This Prospectus covers the resale of up to 27,157 Shares that have been, or may be, acquired by Selling Stockholders pursuant to certain "employee benefit plans."

     The Shares offered hereby are being sold by the Selling Stockholders. The table below sets forth, as of March 31, 1999 and as adjusted to reflect the sale of the Shares, certain information regarding the ownership of the Common Stock by the Selling Stockholders. Except as otherwise indicated, the number of shares of Common Stock reflected in the table below has been determined in accordance with Rule 13d-3 promulgated under the Exchange Act. Under such Rule, each Selling Stockholder is deemed to beneficially own the number of shares of Common Stock issuable upon, among other things, the exercise of options, if such options are exercisable within sixty days.


--------------------------------------------------------------------------------------------------------------------
     SELLLING STOCKHOLDER         BENEFICIAL      BENEFICIAL       NUMBER OF     BENEFICIAL      BENEFICIAL
                                  OWNERSHIP        OWNERSHIP       SHARES TO      OWNERSHIP      OWNERSHIP
                                  OF COMMON        OF COMMON      BE SOLD IN      OF COMMON      OF COMMON
                                 STOCK PRIOR      STOCK PRIOR         THE        STOCK AFTER    STOCK AFTER
                                 TO OFFERING      TO OFFERING      OFFERING       OFFERING        OFFERING
                                   (NUMBER)        (PERCENT)                      (NUMBER)       (PERCENT)
--------------------------------------------------------------------------------------------------------------------
Kaufman Patricof                         24,755               *          24,755              0               0
Enterprises, Inc. (1)
--------------------------------------------------------------------------------------------------------------------
Evolution On-Line                         2,402               *           2,402              0               0
Systems, Inc.(2)
--------------------------------------------------------------------------------------------------------------------


-----------
1. Kaufman Patricof Enterprises, Inc. ("KPE") provided certain services to us as a consultant in the development of Bluefly.com. Mark Patricof, our former director, is a shareholder and principal of KPE.

2. Evolution On-Line Systems, Inc. provided certain services to us as a consultant in the development of Bluefly.com.


                              PLAN OF DISTRIBUTION

      We are registering the Shares on behalf of the Selling Stockholders. The Selling Stockholders who hold their Shares may sell their Shares from time to time.

     As used herein, "Selling Stockholders" includes donees and pledgees selling Shares received from a named Selling Stockholder after the date of this Prospectus. All costs, expenses and fees in connection with the registration of the Shares offered hereby will be borne by us. Underwriting or brokerage commissions and similar selling expenses, if any, attributable to the sale of Shares will be borne by the Selling Stockholders. Sales of Shares may be effected by Selling Stockholders from time to time in one or more types of transactions (which may include block transactions) on NASDAQ, the BSE, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the Shares, through short sales of Shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Usual and customary or specifically negotiated underwriting or brokerage fees, discounts and commissions may be paid by the Selling Stockholders in connection with such sales of Shares. Such transactions may or may not involve brokers or dealers. We are not aware of any Selling Stockholders which have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Shares, nor are we aware of any underwriter or coordinating broker acting in connection with the proposed sale of Shares by the Selling Stockholders.

     The Selling Stockholders may effect such transactions by selling Shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     We have not registered or qualified offers and sales of Shares under the laws of any country, other than the United States. To comply with certain states' securities laws, if applicable, the Selling Stockholders will offer and sell their Shares in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Selling Stockholders may not offer or sell Shares unless we have registered or qualified such Shares for sale in such states or we have complied with an available exemption from registration or qualification.

     The certificates representing the Shares offered hereby contain legends as to their restricted transferability. Upon the effectiveness of the Registration Statement, of which this Prospectus forms a part, and the transfer of the Shares pursuant thereto, such legends will no longer be necessary, and accordingly, new certificates representing such Shares will be issued to the transferee without any such legends unless otherwise required by law.

     Selling Stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Act, provided they meet the criteria and conform to the requirements of such Rule.


                                  LEGAL MATTERS

     The legality of the Shares offered hereby will be passed upon by Swidler Berlin Shereff Friedman, LLP, New York, New York, our outside legal counsel.

                                     EXPERTS

     The financial statements of Bluefly, Inc. as at and for the year ended December 31, 1998 incorporated by reference herein and in the Registration Statement have been audited by M.R. Weiser & Co. LLP, independent certified public accountants. The report of M.R. Weiser & Co. LLP is incorporated by reference herein upon the authority of said firm as experts in accounting and auditing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

     The following documents which have been filed by Bluefly, Inc., a New York corporation (the "Registrant"), with the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

    (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, which is the Registrant's latest Annual Report on Form 10-KSB filed pursuant to Section 13(a) or 15(d) of the Exchange Act and which contains audited financial statements for the Registrant's latest fiscal year for which a Form 10-KSB was required to have been filed.

    (b) The description of the Registrant's common stock, par value $.01 per share, which is contained in a registration statement filed under
         Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in the documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
         --------------------------

    Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

    Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

     Sections 722 and 726 of the New York Business Corporation Law (the "BCL") grant the Registrant broad powers to indemnify and insure its directors and officers against liabilities they may incur in such capacities. In accordance therewith, the Registrant's Restated Certificate of Incorporation (the "Charter"), and Amended and Restated By-Laws, as amended, provide for the fullest indemnification of an officer or a director of the Registrant under the BCL. The Charter also eliminates personal liability for any breach of directors' duty to the Registrant and its shareholders, provided that such breach does not result from (a)(i) an act or omission in bad faith, (ii) intentional misconduct or (iii) a knowing violation of law, (b) a transaction from which a director personally gained, in fact, a financial profit or other advantage to which the director was not entitled, (c) acts of the director in violation of Section 719 of the BCL or (d) an act or omission prior to the adoption of such provision in the Charter.

     The Registrant has entered into agreements with an officer that requires the Registrant to indemnify such person against any loss, cost, damage, injury or other expense, including attorneys' fees, incurred by reason of the fact that such person served as a director or officer of the Registrant, provided that such indemnification is consistent with the BCL.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------

         Not applicable.

Item 8.  Exhibits.
         ---------

    The following exhibits are filed as part of this Registration Statement:

Exhibit Number.          Description.
---------------          ------------

4.1 Bluefly, Inc. 1997 Stock Option Plan, as amended to date (incorporated by reference to the Registrant's Form SB-2 registration statement and amendments thereto (File No. 333-22895).

5.1                 Opinion of Swidler Berlin Shereff Friedman, LLP.

10.1 Service Agreement, dated as of November 30, 1998, by and between Evolution Online Systems, Inc. and Bluefly, Inc.

10.2 Agreement, dated as of May 13, 1998, by and between Pivot Rules, Inc. and Kaufman Patricof Enterprises, Inc. (incorporated by reference to the Registrant's Quarterly report filed on Form 10-QSB for the quarterly period ended September 30, 1998).

10.3 Amendment to Agreement dated as of August 17, 1998 between Pivot Rules, Inc. and Kaufman Patricof Enterprises, Inc. (incorporated by reference to the Registrant's Quarterly report filed on Form 10-QSB for the quarterly period ended September 30, 1998).

23.1                Consent of M.R.Weiser&Co.LLP.

23.2 Consent of Swidler Berlin Shereff Friedman, LLP (contained in Exhibit 5.1).

Item 9.  Undertakings.
         -------------

     The undersigned small business issuer hereby undertakes that it will:

         (1) file, during any period in which it offers or sell securities, a post-effective amendment to this registration statement to:

                 (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) include any additional or changed material information on the plan of distribution;

                 Note: Small business issuers do not need to give the statements in paragraphs (1)(i) and (1)(ii) of this Item if the registration statement is on Form S-3 or S-8, and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the small business issuer under the Exchange Act.

         (2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

         (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering;

         (4) for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective; and

         (5) for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 9th day of April, 1999.


                                               BLUEFLY, INC.


                                               By: /s/ E. Kenneth Seiff
                                                  -----------------------------
                                                  E. Kenneth Seiff
                                                  President, Chief Executive
                                                  Officer and Director

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints E. Kenneth Seiff and Jonathan Morris and each of them (with full power of each of them to act alone), his true and lawful attorneys-in-fact, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:




Signature                                                  Titles                                  Date
---------                                                  ------                                  ----

/s/ E. Kenneth Seiff                   President, Chief Executive Officer and                 April 9, 1999
-----------------------------------    Director (Principal Executive Officer)
E. Kenneth Seiff


/s/ Patrick C. Barry                   Executive Vice President of Operations                 April 9, 1999
-----------------------------------    and Chief Financial Officer (Principal
Patrick C. Barry                       Financial & Accounting Officer)


/s/ Goldie Burns                       Director                                               April 9, 1999
-----------------------------------
Goldie Burns


/s/ Martin Miller                      Director                                               April 9, 1999
-----------------------------------
Martin Miller


Signature                                                  Titles                                  Date
---------                                                  ------                                  ----

/s/ Robert G. Stevens                  Director                                               April 9, 1999
-----------------------------------
Robert G. Stevens




                                  EXHIBIT INDEX



Exhibit Number      Description

4.1 Bluefly, Inc. 1997 Stock Option Plan, as amended to date (incorporated by reference to the Registrant's Form SB-2 registration statement and amendments thereto (File No. 333-22895).

5.1                 Opinion of Swidler Berlin Shereff Friedman, LLP.

10.1 Service Agreement, dated as of November 30, 1998, by and between Evolution Online Systems, Inc. and Bluefly, Inc.

10.2 Agreement, dated as of May 13, 1998, by and between Pivot Rules, Inc. and Kaufman Patricof Enterprises, Inc. (incorporated by reference to the Registrant's Quarterly report filed on Form 10-QSB for the quarterly period ended September 30, 1998).

10.3 Amendment to Agreement dated as of August 17, 1998 between Pivot Rules, Inc. and Kaufman Patricof Enterprises, Inc. (incorporated by reference to the Registrant's Quarterly report filed on Form 10-QSB for the quarterly period ended September 30, 1998).

23.1                Consent of M.R.Weiser&Co.LLP.

23.2 Consent of Swidler Berlin Shereff Friedman, LLP (contained in Exhibit 5.1).